Exhibit 5


                                Patton Boggs LLP
                               1660 Lincoln Street
                                   Suite 1900
                             Denver, Colorado 80264

                                 (303) 830-1776

                    Form of Opinion - Subject to Completion

December __, 2004


American Oil & Gas, Inc.
1050 17th Street, Suite 1850
Denver, Colorado 80265

Ladies and Gentlemen::

     We have acted as counsel for American Oil & Gas, Inc., a Nevada corporation (the "Company"), in connection with preparation of the Company's Amendment No. 1 to Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, concerning registration of the issuance of 7,000,000 shares of the Company's $.001 par value common stock (the "Common Stock") by the Company and the transfer of 5,538,000 shares of the Company's Common Stock by certain stockholders of the Company (the "Selling Stockholders").

     We have examined the Articles of Incorporation, as amended, and the Bylaws of the Company and the record of the Company's corporate proceedings concerning the registration described above. In addition, we have examined such other certificates, agreements, documents and papers, and we have made such other inquiries and investigations of law as we have deemed appropriate and necessary in order to express the opinion set forth in this letter. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents. In addition, as to certain matters we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the material and the factual matters contained herein.

     Subject to the foregoing and on the basis of the aforementioned examinations and investigations, it is our opinion that (1) the 7,000,000 shares of Common Stock being registered in the Registration Statement, when issued, will have been legally issued and will constitute fully paid and non-assessable shares of the Company's Common Stock; and (2) the 5,538,000 shares of Common Stock being transferred by the Selling Stockholders as described in the Registration Statement have been legally issued and are fully paid and non-assessable shares of the Company's Common Stock.


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December 2, 2004
Page 2


     We hereby consent (a) to be named in the Registration Statement and in the prospectus that constitutes a part of the Registration Statement as acting as counsel in connection with the offering, including with respect to the issuance of securities offered in the offering; and (b) to the filing of this opinion as an exhibit to the Registration Statement.

     This opinion is to be used solely for the purpose of the registration of the Common Stock and may not be used for any other purpose.

                                                      Very truly yours,


                                                      PATTON BOGGS LLP